    As filed with the Securities and Exchange Commission on January 29, 1998
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                         DSC COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     54-1025763
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

             1000 COIT ROAD                                 75075
              PLANO, TEXAS                                (Zip Code)
(Address of principal executive offices)

                      CELCORE, INC. 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                GEORGE B. BRUNT
                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075
                                 (972) 519-3000
                    (Name and address of agent for service)

                                with a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201
                                 (214) 978-3000

                      ------------------------------------


                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
       TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
          SECURITIES TO BE               AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
            REGISTERED(1)                REGISTERED(2)       SECURITY(3)              PRICE(3)               FEE(4)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          242,965 Shares            $18.625              $4,525,224             $1,335
-------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights       242,965 Rights        Not Applicable         Not Applicable       Not Applicable
=========================================================================================================================

(1) Shares of common stock of DSC Communications Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the Celcore, Inc. 1995 Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities
         Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) The shares covered by this Registration Statement were previously registered under the Company's Registration Statement, Registration
         No. 333-39903 (which covers 4,936,663 shares of Common Stock). A registration fee in the amount of $37,540.00 was paid with respect to such Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on January 26, 1998, as reported on the Nasdaq Stock Market.
(4) In accordance with rule 457(g), no additional registration fee is required in respect of Preferred Stock Purchase Rights.
================================================================================

          THE 242,965 SHARES OF COMMON STOCK REGISTERED HEREBY ARE BEING REGISTERED TO INCREASE THE NUMBER OF REGISTERED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997, REGISTRATION NO. 333-41951, ARE INCORPORATED BY REFERENCE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on January 29, 1998.



                                   DSC COMMUNICATIONS CORPORATION



                                   By:  /s/ James L. Donald
                                      ------------------------------------
                                   Name:    JAMES L. DONALD
                                   Title:   Chairman of the Board, President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints James L. Donald and Gerald F. Montry, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                 SIGNATURE                                        TITLE                           DATE
                 ---------                                        -----                           ----
/s/ James L. Donald                         Chairman of the Board, President and Chief           January 29, 1998
------------------------------------------  Executive Officer (Principal Executive
JAMES L. DONALD                             Officer)

/s/ Gerald F. Montry                        Senior Vice President, Chief Financial               January 29, 1998
------------------------------------------  Officer, and Director (Principal Financial
GERALD F. MONTRY                            Officer)

/s/ Kenneth R. Vines                        Vice President, Finance (Principal                   January 29, 1998
------------------------------------------  Accounting Officer)
KENNETH R. VINES

/s/ Raymond J. Dempsey                      Director                                             January 29, 1998
------------------------------------------
RAYMOND J. DEMPSEY

/s/ Sir John Fairclough                     Director                                             January 29, 1998
------------------------------------------
SIR JOHN FAIRCLOUGH

                 SIGNATURE                                        TITLE                           DATE
                 ---------                                        -----                           ----
/s/ James L. Fischer                        Director                                             January 29, 1998
------------------------------------------
JAMES L. FISCHER

/s/ Robert S. Folsom                        Director                                             January 29, 1998
------------------------------------------
ROBERT S. FOLSOM

/s/ William O. Hunt                         Director                                             January 29, 1998
------------------------------------------
WILLIAM O. HUNT

                                 EXHIBIT INDEX



  EXHIBIT
  NUMBER                           DESCRIPTION
  -------                          -----------

    4.1       Indenture, dated August 12, 1997, between the Company and The
              Bank of New York, as Trustee (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K,
              Commission File No. 0-10018, dated August 26, 1997)

    4.2 Registration Rights Agreement, dated as of August 12, 1997, among the Company, Goldman, Sachs & Co. and NationsBanc Capital
              Markets, Inc. (incorporated by reference to Exhibit No. 4.2 to the Company's Current Report on Form 8-K, Commission File
              No. 0-10018, dated August 26, 1997)

    4.3       Restated Certificate of Incorporation of the Company, dated
              November 3, 1997 (incorporated by reference to Exhibit 3.1 to the
              Company's Registration Statement on Form S-8, Registration No.
              333-41929, dated December 10, 1997)

    4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit No. 3.4 to the Company's Annual Report on
              Form 10-K for the year ended December 31, 1996, Commission File
              No. 0- 10018, dated March 31, 1997)

    4.5       Rights Agreement, dated April 25, 1996 between the Company and
              Harris Trust and Savings Bank, formerly KeyCorp Shareholder
              Services, Inc., as rights agent (incorporated by reference to Exhibit No. 4 to the Company's Current Report on Form 8-K,
              Commission File No. 0-010018, dated May 9, 1996)

    4.6       Form of Notes (included in Exhibit 4.1)

    4.7       Celcore, Inc. 1995 Stock Option Plan (incorporated by reference to
              Exhibit 4.7 to the Company's Registration Statement on Form S-8,
              Registration No. 333-41951, dated December 10, 1997)

    5.1       Opinion of Baker & McKenzie

   23.1       Consent of Baker & McKenzie (included in Exhibit 5.1)

   23.2       Consent of Ernst & Young LLP

   24         Power of Attorney (see signature pages of Registration Statement)